UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-KA

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 26, 2006

Geotec Thermal Generators, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315

59-3357040

(Commission File Number

(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida

33444

(Address of Principal Executive Offices)

(Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective March 30, 2006, Geotec Thermal Generators, Inc. (the “Company”) engaged Pender Newkirk & Company LLP, Certified Public Accountants (“Pender Newkirk”) as its principal independent accountant for the fiscal year ended December 31, 2005.  Subsequent to its engagement, but before performing any accounting/auditing services on behalf of the Company, Pender Newkirk has determined that the Company does not meet Pender Newkirk’s client acceptance and continuation criteria and has respectfully declined to continue as the Company’s independent accountant.

Pender Newkirk resigned as principal independent accountant for the Company before performing any services for the Company.  Accordingly, Pender Newkirk did not issue any reports on the Company’s financial statements for either of the past two years.  Additionally, there were no disagreements between Pender Newkirk and the Company regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Pender Newkirk & Company LLP has reviewed the disclosure in this report before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statement made by the Company in response to Item 304 of Regulation S-B.  A copy of Pender Newkirk’s letter to the Securities and Exchange Commission indicating that it agrees with statements made by the Company herein regarding Pender Newkirk is attached as an Exhibit hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Description

16.1

Letter dated December 22, 2006 from Pender Newkirk & Company LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:

/s/:  Bradley T. Ray

Bradley T. Ray, Chief Executive Officer

DATED:  December 26, 2006.